EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



November 3, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Palomar Enterprises, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to Palomar Enterprises, Inc., a Nevada corporation (the "Company"), in connection with its Post-Effective Amendment to the Registration Statement on Form S-8 relating to the registration of 1,150,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 4, as well as the registration of 500,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 4. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                         Very truly yours,

                                         /s/ Norman T. Reynolds

                                         Norman T. Reynolds


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